UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Mt. Bethel Road, Warren, New Jersey 07059
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 18, 2006, ANADIGICS, Inc. (the “Company”) held its 2006 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the proposed amendment to the Company’s 2005 Long Term Incentive and Share Award Plan (as amended and restated, the “2005 Plan”). The amendment (i) increased the maximum number of shares available for grants from 2,700,000 shares to 5,450,000 shares and the number of such shares available to be issued in the form of awards other than stock options, from 2,400,000 shares to 5,150,000 shares, subject to anti-dilution adjustments in accordance with the terms of the 2005 Plan, and (ii) made other changes to comply with recent regulatory requirements and current practices. The foregoing description of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	ANADIGICS, Inc. Amended and Restated 2005 Long Term Incentive and Share Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006

ANADIGICS, Inc.

By: /s/ Thomas C. Shields
       Name:  Thomas C. Shields
       Title:    Executive Vice President and Chief
                    Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	ANADIGICS, Inc. Amended and Restated 2005 Long Term Incentive and Share Award Plan.